Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.

Calabasas, CA

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-71599 and file No. 333-138795) and on Forms S-3 (File No. 33-89278 and file No. 333-134926) of our report dated March 31, 2008, relating to the consolidated financial statements of Aspyra, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

BDO Seidman, LLP

Los Angeles, California

March 31, 2008